Exhibit 10.1

   Document of Understanding Between Advanced Energy Industries and Affiliates
                            MicroPac Industries Inc.
                              Contract Number: 1009


1. PREAMBLE

This agreement is made as of this 01st day of February 2003 by and between Advanced Energy Industries, Inc. & Affiliates (hereinafter referred to as "Buyer") and MicroPac Industries Inc. (hereinafter referred to as "Seller"), under which services shall be performed. Affiliates shall mean any person, or entity directly or indirectly controlled by, controlling or under common control with Advanced Energy Industries, Inc. This contract will be reviewed on an annual basis and unless terminated by either party, as provided for in Section 19, shall continue to be in force.


2. TERMS AND CONDITIONS

No terms and conditions other than the terms and conditions set forth in this document in conjunction with the general terms and conditions placed on http:\\www.advanced-energy.com/terms & conditions shall be binding unless specifically accepted by both the Buyer's authorized Purchasing Agent or Commodity Manager and the Seller's authorized agent. Any terms and conditions set forth in any document attached to or incorporated by reference in this contract shall be binding unless specifically accepted by both the Buyer's authorized Purchasing Agent or Commodity Manager and the Seller's Authorized agent. This contract is intended as the complete and final agreement of both parties and exclusive statement of its terms and may not be changed, altered or modified, except in writing by agreement of both parties.

3. WARRANTY

The Seller warrants the goods and materials furnished under this Contract for workmanship, material and compliance with all specifications, for a period of twelve (12) months. The Seller shall comply with all applicable Colorado State, Federal and local laws, rules and regulations. The exclusive venue for any litigation concerning this matter shall be in the Larimer County District Court in Fort Collins, Colorado.

4. LIABILITY

The Seller agrees that the relationship established by this order constitutes the Seller as an independent contractor and that, no tax assessment or legal liability of the Seller or of his agents or employees becomes, by reason of this order, an obligation of the Buyer.

5. REMEDY

Seller will not be responsible for incidental or consequential damages. Seller's entire remedy will be the value of the product sold to Buyer.

6. BUYER CHANGES

Buyer shall have the right to make changes to existing orders. Purchase order changes will be allowed only if authorized by Buyer. If such change affects delivery, quality or amount to be paid by Buyer, Seller shall notify Buyer of such changes in writing.

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     Document of Understanding Between Advanced Energy Industries and Affiliates
                            MicroPac Industries Inc.
                              Contract Number: 1009

7. ENGINEERING CHANGE ORDERS AND BUYER CHANGES

All engineering change orders will be communicated to Seller via an Engineering Change Order (ECO). If such change affects delivery, quality or the amount to be paid by Buyer, Seller shall notify Buyer immediately. The charges for scrap and/or rework resulting from any change submitted via Buyer's ECO process, shall be limited to the materials in process at the time of the change and within Seller's manufacturing cycle, as defined in the related addendum. These charges will be communicated in their entirety in writing, to Buyer, within fifteen (15) working days of receipt of ECO. Buyer will not be responsible for any costs associated with the change order which are not identified within the fifteen
(15) working day window.

8. DELIVERY

Seller is to schedule non-Kanban part shipments, as defined in the addendum, such that deliveries are received no more than 3 days earlier than the due date and zero (0) days late. The date specified in a purchase order, or required in an addendum, is the date due in house. A Kanban part, as defined in the addendum, may be delivered only after the supplier is signaled in the business system software. Kanban parts may be delivered anytime prior to the due date and zero (0) days late, where the due date is defined in the addendum. Seller is responsible for all costs associated with expedited delivery when the need to expedite is due to the Seller's inability to meet Buyer's demand. The only exception is when Buyer pulls in demand within Seller's lead-time window.


9. PACKAGING

Identification of the goods shall occur when they are placed in the hands of the Carrier. Title shall pass to Buyer upon delivery to Carrier. Seller agrees to insure that shipments are properly packaged and described in accordance with specifications and/or applicable carrier regulations. Seller is responsible for packing any shipment correctly based on the carrier/mode utilized. Seller is responsible for all shipments that are damaged in transit due to improper packaging, improper judgment, or any other act of omission of the seller. Charges for packing and crating shall be deemed part of the purchase price, and no additional charges will be made unless specifically requested by Advanced Energy. Seller agrees to ship via the carrier specified by Advanced Energy. If no carrier is specified by Advanced Energy, then the seller will ship best way. Shipments will be made at the lowest freight charges. All Kanban or PC shipments received shall have either a copy of the AE Kanban signal or PC enclosed with the packing slip or the following information listed on the outside of the box:

      .     AE Part Number
      o     # of parts in shipment
      o     box # of total boxes (i.e. 3 of 5)
      o     Indicate type KB for Kanbans of PC for Purchase Orders
      o     Kanban Bin Size
      o     Container #


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

   Document of Understanding Between Advanced Energy Industries and Afiliates
                            MicroPac Industries Inc.
                              Contract Number: 1009


10. SHIPPING

The goods described herein shall be delivered FOB Garland TX. Buyer's Purchasing Agent or Commodity Manager shall authorize means of shipment. If seller chooses alternative method of shipment without Buyer's authorization, Seller is responsible for any incremental shipping charges.


11. KANBAN PULL PROCESS

Seller will participate in a Kanban pull process for specifically agreed upon part numbers, as listed in addendum. This list will be updated as parts are added to or deleted from the Kanban program, with agreement between Buyer and Seller.

Buyer's authorized Purchasing Agent or Commodity Manager and Seller shall agree on the Kanban quantity and replenishment strategy for each part number. Kanban quantities for all part numbers will be reviewed by Buyer on an as required basis and adjusted accordingly. Buyer's quantity of Finished Goods Bins is subject to change dependent upon Seller's ability to reduce manufacturing lead-time. Changing the quantity of Finished Goods Bins at the buyer's facility does not necessitate re-negotiation of this contact. Seller agrees that no shipments will be made to Buyer unless authorized by Buyer.

12. PURCHASE ORDER

Buyer will also be entitled to issue purchase orders for individual items separate from the Kanban Pull process and the Schedule Agreement Process, as quoted by Seller and agreed to in writing by Buyer.

13. SCHEDULE AGREEMENT

Schedule Agreements will be issued with agreement by Buyer and Seller for a specific time frame, by part number, negotiated price and estimate annual usage. Buyer shall provide Seller with demand information as part of the planning and forecasting process, to be updated periodically as agreed upon by Buyer and Seller. This report is for use as a planning tool only. Seller is responsible for any and all material purchased beyond the agreed upon liabilities, as stated in addendum.

14. LIMITATION OF MATERIAL LIAB1LITY

The extent and limitation of Buyer's liability for materials purchased by Seller are as defined in the addendum. On all standard or non-NCNR parts, AE will assume

No liability. When the size of a bin is reduced, the inventory liability will be a function of the old bin size minus pulls. The goal is to consume excess inventory driven by the old bin size down to the new bin size liability. At which point, this would become the contractual addendum amount AE is liable to purchase. AE's expectation is that the seller's supply chain be decreased accordingly and consistently.


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

   Document of Understanding Between Advanced Energy Industries and Affiliates
                            MicroPac Industries Inc.
                              Contract Number: 1009



15. PRICING

Buyer and Seller agree to the price(s) set forth in the appropriate addendum. Any change in the contracted price must have written approval by Buyer's Commodity Manager or Purchasing Agent, prior to implementation. Seller will establish a cost reduction program, which will be reviewed on an annual basis. Cost changes will be reflected in price adjustments and a revised addendum to this document.

16. PAYMENT TERMS

Terms of payment are net 30 days for each shipment invoiced, unless otherwise expressly provided for and confirmed in writing by the Seller. Method of payment for goods receipt is electronic receipt settlement (ERS). Seller shall use standard invoicing for charges on any items that do not require a goods receipt.

17. PROPRIETARY INFORMATION

It is understood that the Buyer may provide proprietary information to the Seller, likewise, Seller may provide proprietary information to Buyer in the performance of this contract. "Proprietary Information" shall be deemed to include all information conveyed by one party to the other party orally, in writing, by demonstration or by magnetic or other media. If the disclosure is in other than written form, the information shall not be deemed Proprietary Information after thirty (30) days unless within that period the disclosing party has identified it as such in written summary communicated to the receiving party. Proprietary Information may also include, by way of example but without limitations, data, know-how, formulas, algorithms, processes, design, sketches, photographs, plans, drawings, specifications, samples, reports, customer and distributor names, pricing information, market definitions, inventions and ideas.

Proprietary Information shall not include information, which can be clearly demonstrated to be:

      a) generally known or available to the public, through no act of omission on the part of the receiving party; or
      b) known to the receiving party prior to disclosure under this agreement; or
      c) provided to the receiving party by a third party without any restriction on disclosure and without breach of any obligation of confidentiality to a party.

Both parties to this agreement, agree to return to the forwarding party all documents containing propriety information and to retain no copies thereof. In addition, ownership and possession of all product assembly and test fixtures, tooling, test programs, Non-Recurring Engineering (NRE) tooling, test equipment and consigned equipment, shall revert to Buyer. Both parties to the agreement agree that the obligation to protect proprietary information shall be ongoing and shall riot cease upon completion or termination of this contract.




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   Document of Understanding Between Advanced Energy Industries and Affiliates
                            MicroPac Industries Inc.
                              Contract Number: 1009



18. COPY EXACT

Technical expectation for Design Confrol and Change Management

Design  Changes and  Resolution
o A supplier shall not make changes to a design that alters the specifications, manufacturing process, form, fit, or function of such items. A supplier may be allowed to submit a change request to an item using Advanced Energy's Supplier Callback Process (FPOO16). This change cannot be implemented until the supplier has received written approval from Advanced Energy via Supplier Callback Form (QFOO6O).

Process Changes and Resolution
o The supplier shall obtain approval from Advanced Energy of any process or sub-tier suppliers' changes, including without limitation any changes in the manufacturing process of a sub-tier supplier, even when specifications are being met The supplier must receive approval in writing from Advanced Energy before implementing such changes. If required by Advanced Energy, the supplier must use special process suppliers from the list of approved suppliers.

Suppliers Subcontracts
o A supplier shall not sub-contract any components and/or processes without Advanced Energy's prior written approval.



19. SUPPLIER CERTIFICATION

The Commodity Team will grade the Seller on a Quarterly basis as part of the AE Supplier Certification Program. The Seller's performance will be graded based upon their Quality, Delivery, Cost, and Service. If the Seller meets the minimum scores in each category, the Seller will be classified as a AE Certified Supplier for a period of 1 year.


20. REVIEWS

Buyer and Seller agree to conduct Quarterly Business Reviews, at an agreed venue. Such reviews shall be conducted by the Buyer's Commodity Manager or authorized Purchasing Agent. Pricing will be reviewed annually, by the Seller and the Buyer's Commodity Manager or authorized Purchasing Agent. Supplier will establish and maintain a formal cost reduction program. Material or labor cost savings identified by the Seller shall be implemented immediately and shared equally between the Buyer and the Seller.

21. DEFECTIVE MATERIAL RETURN POLICY

The Buyer will issue a DMR to the Seller prior to returning failed product to the Seller. Seller shall acknowledge Buyer DMR with an RMA number within twenty-four (24) hours. Seller shall repair or replace failed products under warranty in 15 working days, at Seller's discretion, at Seller's expense. The Seller will pay freight on goods returned to the Buyer which are covered by warranty.


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     Document of Understanding Between Advanced Energy Industries and Affiliates
                            MicroPac Industries Inc.
                              Contract Number: 1009


22. QUALITY ASSURANCE

All sold to Advanced Energy by the seller will be built and packaged in accordance with the Advanced Energy Workmanship Manual Revision AA. All parts and/or materials may be subject to an incoming inspection criteria of AQL=1.5 C=0 to the applicable manufacturer and/or AE drawings and/or specifications. Seller, when acting as a Distributor, will ship only those parts listed on AE's Approved Vendor List (AVL). Furthermore, Seller shall meet specific qualification requirements and agree to follow all quality procedures specified in the AE material specifications. Supplier shall o Participate in the Supplier Certification Program if applicable o Allow annual Supplier Audits o Provide within 10 working days a response to all Supplier Corrective Action Requests
(SCAR) o Generate any Supplier Action Plans (SAPs) as requested by SQE/CE o Utilize Supplier Call Back Procedure for any change request or issues o Ensure that when verbal instructions are given, a Supplier Callback Form is sent with 5 working days to AE to document the instructions o Comply with all first article requirements listed in First Article Procedure (FP0125)

MicroPac Quality Contact is ______________.


23. COMPLETE AGREEMENT

This contract is intended as the complete and final agreement of ~the parties and exclusive statement of its terms. This contract may not be changed, altered or modified, except in writing by the party against whom enforcement is sought. Either party with (thirty (30)) days written notice may terminate this agreement. This clause is subject to review after one year.


24. MATERIAL PIPELINE REQUIREMENTS

The Seller is responsible setting up and maintaining a pipeline of finished goods for the items listed in the addendum that will meet the following demands:

      a. Be able to provide product to the Buyer in the specified quantities and delivery times set forth in the Kanban agreements
      b.    Be able to meet and sustain the demands of a 50% ramp immediately
      c.    Be able to meet and sustain the demands of a 100% ramp in 8 weeks.

The Seller is solely responsible for managing this pipeline and ensuring their ability to meet the requirements listed above. The Buyer may at its discretion audit the Seller's material pipeline if problems arise with the On Time Delivery
(OTD) or quantity of product delivered.








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   Document of Understanding Between Advanced Energy Industries and Affiliates
                            MicroPac Industries Inc.
                              Contract Number: 1009




25. SIGNATURE PAGE:

Signature attests that the parties have reviewed this agreement and concur with the parameters:



Advanced Energy Industries, Inc.                             MicroPac Industries












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